Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 3, 2012

AMONG

OASIS PETROLEUM NORTH AMERICA LLC,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

BNP PARIBAS,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SIXTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”) dated as of April 3, 2012, is among OASIS PETROLEUM NORTH AMERICA LLC, a Delaware limited liability company (the “Borrower”); the Guarantors party hereto (the “Guarantors” and collectively with the Borrower, the “Obligors”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Parents, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 26, 2010, as amended by that certain First Amendment to Amended and Restated Credit Agreement and Consent dated as of June 3, 2010, that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 11, 2010, that certain Third Amendment to Amended and Restated Credit Agreement and Limited Waiver dated as of January 21, 2011, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June 16, 2011, and that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of October 6, 2011 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower, the Guarantors, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Sixth Amendment. Unless otherwise indicated, all section references in this Sixth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, as the same may be further amended or supplemented from time to time.

(b) The following definition of “Sixth Amendment” is hereby added where alphabetically appropriate to read as follows:

“Sixth Amendment” means that certain Sixth Amendment to Amended and Restated Credit Agreement, dated as of April 3, 2012, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

2.2 Amendment to Section 9.18(a). Section 9.18(a) is hereby amended in its entirety to read as follows:

(a) The Parent and the Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (i) Swap Agreements in respect of commodities (A) with an Approved Counterparty and (B) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (I) for the period from 1 to 12 months after the date of execution of such Swap Agreement, 110% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately (but in no event to exceed 100% of the forecasted production, as reasonably determined by the Borrower, of each of crude oil and natural gas, calculated separately, of the Borrower and its Subsidiaries for each such month), (II) for the period from 13 to 24 months after the date of execution of such Swap Agreement, 100% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, (III) for the period from 25 to 36 months after such date of execution, 75% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, and (IV) for the period from 37 to 60 months after such date of execution, 50% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately; provided, that the Borrower may purchase puts and floors the notional volumes for which exceed the foregoing percentage limitations (but which do not cause all notional volumes hedged to exceed 100% of the Current Production for any period beyond the last day of the second calendar year following the calendar year in which such puts and/or floors are purchased), and (ii) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (A) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (B) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures and in no event shall (y) any Swap Agreements in respect of interest rates have a term beyond 48 months from the date of execution thereof or (z) any Swap Agreements in respect of commodities have a term beyond 60 months from the date of execution thereof.

Section 3. Borrowing Base Redetermination. For the period from and including the Sixth Amendment Effective Date (as defined below) to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $500,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12(d). For the avoidance of doubt, the redetermination herein shall constitute the April 1, 2012 Scheduled Redetermination and the next Scheduled Redetermination shall be the October 1, 2012 Scheduled Redetermination.

Section 4. Assignments, New Lenders and Reallocation of Commitments and Loans. The Lenders have agreed among themselves, in consultation with the Borrower, to reallocate their respective Maximum Credit Amounts and Commitments and to, among other things, allow Citibank, N.A. and Royal Bank of Canada to become parties to the Credit Agreement as Lenders, (the “New Lenders”) by acquiring an interest in the total Maximum Credit Amounts and Commitments. The Administrative Agent and the Borrower hereby consent to such reallocation and the New Lenders’ acquisition of an interest in the Maximum Credit Amounts and Commitments. On the Sixth Amendment Effective Date and after giving effect to such reallocations, (a) the Maximum Credit Amounts and Commitment of each Lender shall be as set forth on Annex I of this Sixth Amendment, which Annex I supersedes and replaces Annex I to the Credit Agreement (and Annex I to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I attached hereto) and (b) each New Lender is hereby added as a Lender with the Maximum Credit Amount specified for it in the attached Annex I, and the New Lenders shall become parties to the Credit Agreement as “Lenders” and have all of the rights and obligations of a Lender under the Credit Agreement, as amended by this Sixth Amendment, and the other Loan Documents. With respect to such reallocation, the New Lenders shall be deemed to have acquired the Maximum Credit Amount and Commitment allocated to them from each of the other Lenders pursuant to the terms of the Assignment and Assumption Agreement attached as Exhibit E to the Credit Agreement as if the New Lenders and the other Lenders had executed an Assignment and Assumption Agreement with respect to such allocation. If, on the Sixth Amendment Effective Date, any Eurodollar Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs that are payable pursuant to Section 5.02, in connection with the reallocation of such outstanding Eurodollar Loans to effectuate the provisions of this paragraph.

Section 5. Conditions Precedent. This Sixth Amendment shall become effective as of the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Sixth Amendment Effective Date”):

5.1 The Administrative Agent shall have received from each Lender, each Guarantor and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Sixth Amendment signed on behalf of such Person.

5.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the date hereof.

5.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Sixth Amendment.

5.4 The Administrative Agent shall have received the most recently prepared Reserve Report for the Oil and Gas Properties of the Borrower and its Subsidiaries, dated January 1, 2012.

5.5 The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated in the Reserve Report delivered pursuant to Section 5.4 of this Sixth Amendment.

5.6 The Administrative Agent shall have received from the Borrower a duly executed and notarized amendment and/or supplement to each mortgage which shall be reasonably satisfactory to the Administrative Agent in form and substance. In connection therewith, the Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total value of the Oil and Gas Properties evaluated in the Reserve Report delivered pursuant to Section 5.4 of this Sixth Amendment.

5.7 The Administrative Agent shall have received duly executed Notes payable to the order of each Lender requesting a new Note in a principal amount equal to its Maximum Credit Amount (after giving effect to this Sixth Amendment) dated as of the effectiveness of this Sixth Amendment.

5.8 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Sixth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 6. Miscellaneous.

6.1 Confirmation. The provisions of the Credit Agreement, as amended by this Sixth Amendment, shall remain in full force and effect following the effectiveness of this Sixth Amendment.

6.2 No Waiver. Neither the execution by the Administrative Agent or the Lenders of this Sixth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Sixth Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents. Similarly, nothing contained in this Sixth Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) except as expressly provided herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6.3 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Sixth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Sixth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

6.4 Counterparts. This Sixth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Sixth Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

6.5 No Oral Agreement. This Sixth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

6.6 GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.7 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Sixth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.8 Severability. Any provision of this Sixth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9 Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first written above.

BORROWER:	OASIS PETROLEUM NORTH AMERICA LLC

	By:	/s/ Michael H. Lou
Michael H. Lou
Executive Vice President and Chief
Financial Officer

GUARANTORS:	OASIS PETROLEUM LLC
OASIS PETROLEUM INC.
OASIS PETROLEUM MARKETING LLC
OASIS WELL SERVICES LLC

	By:	/s/ Michael H. Lou
Michael H. Lou
Executive Vice President and Chief
Financial Officer

Signature Page to Sixth Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

ADMINISTRATIVE AGENT AND LENDER:	BNP PARIBAS

	By:	/s/ Edward Pak
Edward Pak
Director

	By:	/s/ Greg Smothers
Greg Smothers
Director

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Michael A. Kamauf
	Name:	Michael A. Kamauf
	Title:	Authorized Officer

UBS LOAN FINANCE, LLC

	By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

	By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

WELLS FARGO BANK, N.A.

	By:	/s/ Todd Fogle
	Name:	Todd Fogle
	Title:	Assistant Vice President

THE ROYAL BANK OF SCOTLAND PLC

	By:	/s/ James L. Moyes
	Name:	James L. Moyes
	Title:	Authorized Signatory

Signature Page to Sixth Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

AMEGY BANK, NATIONAL
ASSOCATION

By:	/s/ C. Wakeford Thompson
Name:	C. Wakeford Thompson
Title:	Vice President

COMPASS BANK

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Justin M. Alexander
Name:	Justin M. Alexander
Title:	Vice President

CITIBANK, N.A.

By:	/s/ John F. Miller
Name:	John F. Miller
Title:	Attorney-in-Fact

ROYAL BANK OF CANADA

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

Signature Page to Sixth Amendment to Amended and Restated Credit Agreement

(Oasis Petroleum North America LLC)

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	10.80%	$ 108,000,000.00
JPMorgan Chase Bank, N.A.	12.00%	$ 120,000,000.00
UBS Loan Finance LLC	12.00%	$ 120,000,000.00
Wells Fargo Bank, N.A.	10.00%	$ 100,000,000.00
The Royal Bank of Scotland plc	12.00%	$ 120,000,000.00
Amegy Bank, National Association	6.40%	$ 64,000,000.00
Compass Bank	6.40%	$ 64,000,000.00
U.S. Bank National Association	6.40%	$ 64,000,000.00
Citibank, N.A.	12.00%	$ 120,000,000.00
Royal Bank of Canada	12.00%	$ 120,000,000.00
TOTAL	100.00%	$ 1,000,000,000.00